TIAA Retirement Annuity Accounts Exhibit 99.1 TIAA Real Estate Account Real Estate As of 9/30/2019 1 2 Portfolio Net Assets Inception Date Symbol Estimated Annual Expenses $27.0 Billion 10/02/1995 QREARX 0.83% Investment Description Performance The Account seeks to generate favorable total returns primarily through rental income and Total Return Average Annual Total Return appreciation of real estate investments and real Since estate-related investments and offers investors guaranteed, daily liquidity. The Account intends QTD YTD 1 Year 3 Years 5 Years 10 Years Inception to invest between 75% and 85% of its net assets TIAA Real Estate Account 1.17% 4.27% 5.26% 4.91% 6.12% 7.89% 6.27% directly in real estate or real estate-related investments, which TIAA believes have the The returns quoted represent past performance, which is no guarantee of future results. Returns and the potential to generate rental income and appreciation. The remainder of its investments principal value of your investment will fluctuate. Current performance may be higher or lower than that will be invested in publicly traded, liquid shown, and you may have a gain or a loss when you redeem your accumulation units. For current investments. performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these Learn More waivers or reimbursement arrangements, performance may be lower. 1 The total annual expense deduction, which includes investment management, administration, and distribution For more information please contact: 800-842-2252 expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on Weekdays, 8 a.m. to 10 p.m. (ET), projected expense and asset levels. Differences between actual expenses and the estimate are adjusted Saturdays, 9 a.m. to 6 p.m. (ET), quarterly and are reflected in current investment results. Historically, adjustments have been small. or visit TIAA.org 2 The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details. Hypothetical Growth of $10,000 The chart illustrates the performance $2 6, 50 0 of a hypothetical $10,000 investment $2 1, 50 0 on September 30, 2009 and redeemed 9/19 on September 30, 2019. $1 6, 50 0 $1 1, 50 0 — TIAA Real Estate Account $21,361 $6 ,5 00 $1 ,5 00 9/09 3/11 9/12 3/14 9/15 3/17 9/18 The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs. Properties by Type (As of 9/30/2019) Properties by Region (As of 9/30/2019) % of Real Estate Investments3 4 % of Real Estate Investments3 Office 36.2 West 37.6 Apartment 25.0 East 34.2 Retail 19.0 South 25.8 Industrial 15.9 Midwest 2.4 Other 3.9 3 Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value. 4 Other properties represents interests in Storage Portfolio investments, a fee interest encumbered by a ground lease real estate investment and land. Please refer to the next page for important disclosure information.

# TIAA Retirement Annuity Accounts
# TIAA Real Estate Account

Real Estate

As of 9/30/2019

| Portfolio Composition | (As of 9/30/19) |
|---|---|
| **Investments by Type** | **% of Net Assets** |
| Real Estate Properties (Net Of Debt) | 49.8% |
| Real Estate Joint Venture And Limited Partnerships | 26.5% |
| Marketable Securities Other | 15.6% |
| Loans Receivable (Net Of Debt) | 4.7% |
| Marketable Securities Real Estate Related | 3.2% |
| Other (Net Receivable/Liability) | 0.2% |

| Top 10 Holdings[5] | (As of 9/30/19) |
|---|---|
| | **% of Total Investments[6]** |
| Fashion Show | 3.5% |
| SITE Centers Corp | 3.2% |
| The Florida Mall | 2.9% |
| Simpson Housing Portfolio | 2.5% |
| 1001 Pennsylvania Avenue | 2.5% |
| Colorado Center | 1.9% |
| 425 Park Avenue | 1.8% |
| 99 High Street | 1.7% |
| Ontario Industrial Portfolio | 1.5% |
| Four Oaks Place | 1.3% |
| **Total** | **22.8%** |

## Market Recap

**Real estate fundamentals to remain solid in near-term**

The Bureau of Labor Statistics reported that the U.S. economy added 470,000 jobs during the third quarter of 2019 compared to 456,000 jobs during the second quarter of 2019. The economy created an average of 157,000 jobs over the past three months, below the trailing 12-month average of 179,000. The unemployment rate remained at 3.6% for the third quarter.

Finance and professional & business services have been the traditional drivers of demand for office space. The financial services sector saw an increase in jobs added, from 22,000 in the second quarter to 37,000 jobs in the third quarter. The professional and business services sector, which includes many facets of technology-related employment, experienced a slight decrease in jobs added, adding 114,000 jobs in the third quarter, down from 119,000 jobs added in the second quarter.

The national office vacancy rate decreased 10 bps to 12.1% in the third quarter. Suburban vacancy decreased 10 bps to 13.1% while downtown vacancy decreased by 20 bps, to 10.2%. Of the 63 markets tracked by CB Richard Ellis Econometric Advisors ("CBRE-EA"), vacancy rates declined in 33, rose in 24 and were unchanged in 6. The office sector continues to see shifts from traditional to flexible space as tenants increasingly want to customize their space.

The national industrial availability rate remained at 7.2% in the third quarter. Overall, availability rates decreased in 31 of the 64 industrial markets tracked by CBRE-EA. Industrial market conditions are influenced by GDP growth, international trade, and consumer spending, specifically e-commerce sales, which should continue driving demand for warehouse space.

The national apartment vacancy rate decreased to 3.7% in the third quarter from 4.1% in the second quarter, according to RealPage. Third quarter's occupancy is roughly in line with the all-time high achieved nearly two decades ago. Strong job and wage growth coupled with delayed deliveries have helped strengthened occupancy.

Preliminary data from the U.S. Census Bureau indicates that retail sales excluding motor vehicles and parts increased 1.4% in the third quarter and 3.7% on a year-over-year basis. The national retail availability rate decreased slightly to 8.7% in the third quarter, down 10 bps from the second quarter according to CBRE-EA. The tight labor market and stable unemployment are supporting strong consumer confidence, which should ultimately continue to generate retail real estate demand.

Note: Data subject to revision

## Important Information

[5] The top 10 holdings are subject to change and may not be representative of the Account's current or future investments. The holdings listed only include the Account's long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account's entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.

[6]Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership interest.

**Fashion Show** is held in a joint venture with Brookfield Property Partners LP, in which the Account holds 50% interest, and is presented gross of debt. As of September 30, 2019, this debt had a fair value of $424.8 million.

The joint venture with **SITE Centers Corp**, in which the Account holds an 85% interest, consists of 22 retail properties located in 10 states, and is presented gross of debt. As of September 30, 2019, this debt had a fair value of $254.9 million.

**The Florida Mall** is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2019, this debt had a fair value of $157.9 million.

**Simpson Housing Portfolio** is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of September 30, 2019, this debt had a fair value of $400.1 million.

**1001 Pennsylvania Avenue** is presented gross of debt. As of September 30, 2019, this debt had a fair value of $323.2 million.

**Colorado Center** is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2019, this debt had a fair value of $273.3 million.

**99 High Street** is presented gross of debt. As of September 30, 2019, this debt had a fair value of $283.4 million.

**Four Oaks Place** is held in a joint venture with Allianz US Private REIT LP, in which the Account holds a 51% interest, and is presented gross of debt. As of September 30, 2019, this debt had a fair value of $85.8 million.

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TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2019 Real estate investment portfolio turnover rate was 11.8% for the year ended 12/31/2018. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 5.1% for the year ended 12/31/2018. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2019 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10Continued017 on next page… 985608 EQ-Rev 0 10/21/2019 10:45:12 AM 7142